Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement (No. 333-163866) on Form S-3 of Retail Opportunity Investments Corp. of our report dated March 11, 2010, relating to our audits of the consolidated financial statements at December 31, 2009 and for the years ended December 31, 2009 and 2008 included in the 2010 Annual Report on Form 10-K of Retail Opportunity Investments Corp.

We also consent to the reference to our firm as "Experts” in such Registration Statement.

/s/ McGladrey & Pullen, LLP
McGLADREY & PULLEN, LLP

New York, New York

June 2, 2011